UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 4, 2011, in connection with the approval by its stockholders of the Amendment (as defined and discussed in Item 5.03 below) at a special meeting of its stockholders, IDT Corporation (the “Registrant”) provided notice to the New York Stock Exchange (the “NYSE”) of the Registrant’s intention to delist its Common Stock, par value $0.01 per share (NYSE: IDT.C) (the “Common Stock”), and has requested that the NYSE file an application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Common Stock.  Trading of the Common Stock on the NYSE was suspended as of the opening of trading on April 5, 2011.  In addition, the Registrant intends to file a Certification and Notice on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that the Registrant’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be suspended.

A copy of the April 4, 2011 press release relating to the above and the items below is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03   Material Modification to Rights of Security Holders.

On April 4, 2011, as a result of the Amendment (as defined and discussed in Item 5.03 below), holders of Common Stock ceased to have any rights as stockholders in the Registrant with respect to any such rights associated with the Common Stock as each outstanding share of Common Stock automatically converted and reclassified into one share of the Registrant’s Class B common stock, par value $0.01 per share (NYSE: IDT) (the “Class B Common Stock”).  Holders of Common Stock were entitled to one vote per share, while the holders of Class B Common Stock are entitled to one-tenth of a vote per share.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 4, 2011, pursuant to the vote of the Registrant’s stockholders at the Registrant’s special meeting of stockholders and following the filing of the Amendment with the Secretary of State of the State of Delaware, both on such date, the Registrant’s Second Restated Certificate of Incorporation was amended and restated to (a) effect a conversion and reclassification of each outstanding share of the Common Stock into one share of Class B Common Stock; (b) eliminate the Common Stock and provisions relating thereto; (c) provide for the conversion of the Registrant’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), into Class B Common Stock instead of Common Stock; and (d) revise the provision relating to dividends and distributions of cash and property, including stock of another company (the “Amendment”).

The foregoing description of changes to the Registrant’s Second Restated Certificate of Incorporation is qualified in its entirety by reference to the text of the Registrant’s Third Amended and Restated Certificate of Incorporation that is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On April 4, 2011, the Registrant held a special meeting of its stockholders in order to approve the Amendment.

The following is a summary of the voting results for approval of the Amendment:

Class A: Votes For	Votes Against	Abstentions	Broker Non-Votes
9,816,978	0	0	N/A

Class B: Votes For	Votes Against	Abstentions	Broker Non-Votes
1,154,587	3,861	3,604	N/A

Common Stock: Votes For	Votes Against	Abstentions	Broker Non-Votes
1,302,973	7,410	7,205	N/A

The votes in favor of the Amendment represented approximately 98.9%, 100%, and 99.4%, of the shares of the Common Stock, Class A Common Stock and Class B Common Stock, respectively, voted at the meeting and approximately 99.4% of all the shares voted at the meeting.

Item 8.01   Other Events.

In connection with the reclassification as a result of the Amendment and the previously disclosed consummated exchange offer of Class B Common Stock for Common Stock, the Registrant’s Chief Executive Officer and Chairman of the Board, Howard Jonas, is exchanging 1,698,000 shares of Class A Common Stock for an equal number of shares of Class B Common Stock to provide that his aggregate voting interest does not increase as a result of those steps.

Item 9.01  Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Document
3.1	Third Amended and Restated Certificate of Incorporation.
99.1	Press Release of the Registrant, dated April 4, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chairman and Chief Executive Officer

Dated: April 5, 2011

EXHIBIT INDEX

Exhibit No.	Document
3.1	Third Amended and Restated Certificate of Incorporation.
99.1	Press Release of the Registrant, dated April 4, 2011.